SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2005

                        Commission File Number: 000-50146


             (Exact name of registrant as specified in its charter)

Nevada                 Tornado Gold International Corp.               94-3409645
------                 --------------------------------               ----------
(State of incorporation or organization)                      (I.R.S. Employer
                                                            Identification No.)

8600 Technology Way, Suite 118, Reno NV                                   89521
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(Address of principal executive offices)                              (Zip Code)

                                  775-852-3770
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

STOCK SPLIT. On May 16, 2005, the Registrant's Board of Directors approved a 1.2 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effectuated through a dividend of 0.2 shares for each share of common stock outstanding as of the record date. The Registrant's intent of the stock split is to increase the marketability and liquidity of its common stock and hopefully increase the value of its common stock. The dividend was payable on May 31, 2005 for shareholders of record on May 27, 2005. After the split, the total number of the Registrant's issued and outstanding shares of common stock is 28,166,726 shares. The Registrant's common stock will continue to be $0.001 par value. Fractional shares were rounded upward.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Tornado Gold International Corp.


June 1, 2005                        By:     /s/  Earl W. Abbott
                                            -----------------------------------
                                            Earl W. Abbott, President and
                                            Chief Executive Officer